Exhibit 23

Consent of Independent Auditors

We consent to the use of our report dated October 18, 2002, in the Amendment No.1 Registration Statement (Form 10) of Oxford Finance Corporation for the registration of 5,200,000 shares of its common stock.

/s/ Ernst & Young LLP

Mc Lean, Virginia
November 19, 2002